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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              ASARCO INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

                            PHELPS DODGE CORPORATION
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a6(i)(2) or Item
     22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Fee paid previously by written preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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                        [PHELPS DODGE CORPORATION LOGO]

September 11, 1999

Dear Asarco Shareholder:

                             WELCOME BACK TO VALUE

While many of you were on vacation, Asarco and Cyprus Amax repeatedly refused to meet with Phelps Dodge and unilaterally rejected our acquisition proposals offering you a substantial premium for your shares. Instead they endorsed the no-premium Asarco/Cyprus Amax merger proposal which will be voted on at hastily called September 30 shareholder meetings.

Don't be confused by the rhetoric surrounding the Asarco and Cyprus Amax merger vote. Protect your investment by signing, dating and returning the enclosed BLUE proxy card today.

Your vote will determine the future of your investment. In making your decision, you should compare Phelps Dodge's solid record of performance with the lackluster records of Asarco and Cyprus Amax. WHICH STOCK WOULD YOU RATHER OWN?

                            PERFORMANCE VS. PROMISES

                          [GRAPHICAL DISPLAY OMITTED]
This graph displays the total return on the common stock of Phelps Dodge
(1024%), Cyprus Amax (102%) and Asarco (25%) over the past 15 years using a base date of August 10, 1984.
Source: Morgan Stanley Dean Witter Note: Cyprus Amax returns measured from 5/85 IPO
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As illustrated above, if you had invested one hundred dollars in Phelps Dodge 15 years ago, you would have earned a total return of more than $1,000, compared to only $102 for a similar investment in Cyprus Amax(1) or a paltry $25 for Asarco. DO YOU WANT PHELPS DODGE'S PROVEN PERFORMANCE -- OR MORE PROMISES FROM ASARCO
AND CYPRUS AMAX?

The choice is clear. Don't forfeit your opportunity to obtain maximum value for your shares. You can say yes to value by signing, dating and returning the enclosed BLUE proxy card today.

Very truly yours,


/s/ Douglas C. Yearley                     /s/ J. Steven Whisler
Douglas C. Yearley                         J. Steven Whisler
Chairman and Chief Executive Officer       President and Chief Operating Officer

      IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES,
       PLEASE CALL INNISFREE M&A INCORPORATED TOLL FREE AT 877-750-5838.

           If you have already returned a WHITE proxy card to Asarco, you have every right to change your vote.
                Please sign and date the BLUE proxy card today.
                      Only your latest dated proxy counts.

(1) Cyprus Amax returns measured from 5/85 IPO.

    This letter is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of Asarco or Cyprus Amax for common stock of Phelps Dodge. The offers will be made solely by means of Phelps Dodge's Prospectus and the related Letter of Transmittal. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.